CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-278023 on Form S-6 of our report dated April 18, 2024, relating to the financial statement of FT 11442, comprising Limited Duration Fixed Income ETF Portfolio, Series 57, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 18, 2024